                                             December 1, 1993


Mr. Charles F. Laughner, General Partner
Token Co.
c/o Mr. Walter B. Freihofer
Freihofer, Inc.
631 East New York Street
Indianapolis, IN 46202

Re: Contract for Purchase of Real Estate (with counteroffers #1 through #6) as mutually approved September 3, 1993 (the "Contract") between
     Token Co. as Seller and Carmel Drive Realty, Inc. as Purchaser

Gentlemen:

     This letter will confirm the mutual agreement that we understand from Walter B. Freihofer has been reached by Purchaser and Seller that the Contract be amended as follows:

     1.   The minimum acreage of the Real Estate shall be 7.3 acres rather than
          7.8 acres.
     2.   The Purchase Price shall be $1,065,869.50.

In reliance on the foregoing understanding, we intend to immediately deposit an additional $15,000 in Earnest Money with the Title Insurance Company.

     Please sign and return one copy of this letter to confirm the agreement described above. We will use our best efforts to cooperate with you in order for the effective date of the transaction to occur for the Seller in 1994 (not later than January 7, 1994) as we understand you have requested.

     We are requesting that closing documents be provided to your lawyer, Philip A. Nicely, for his review and comment as promptly as possible. Our lawyer on this, Mark Wright at Baker & Daniels is working with Indiana
Bell to wrap up the telephone easement modification; he considers this to be routine and foresees no difficulty in resolving it. Thank you for your assistance.

                                             Sincerely,

                                             CARMEL DRIVE REALTY, INC.

                                             /s/ F. RICHARD REMBUSCH

                                             F. Richard Rembusch
                                             Vice President

Approved:

TOKEN CO.

By:  /s/ CHARLES F. LAUGHNER
     Charles F. Laughner
     General Partner

          AGREEMENT TO ASSIGN CONTRACT FOR PURCHASE OF REAL ESTATE

     This Agreement to Assign Contract for Purchase of Real Estate, executed and entered into by CARMEL DRIVE REALTY, INC., an Indiana corporation ("Assignor"), and BANKERS NATIONAL LIFE INSURANCE COMPANY, a Texas corporation ("Assignee"), WITNESSES:

     WHEREAS, Assignor has entered into a Contract for Purchase of Real Estate with Token Co. ("Seller"), executed by Assignor on September 2, 1993, and accepted by Seller on September 3, 1993, as amended (the "Purchase Agreement"), pursuant to which Seller is selling to Assignor certain real estate located on the west side of Pennsylvania Street, in Hamilton County, Indiana, which property is more particularly described in the Purchase Agreement (the "Real Estate");

     WHEREAS, Section 15 of the Purchase Agreement expressly provide that Assignor has the right to assign or transfer all or any portion of its rights under the Purchase Agreement to any assignee;

     WHEREAS, Assignor desires to assign to Assignee and Assignee desires to accept and assume all of Assignor's rights, title, interest, obligations and duties under the Purchase Agreement;

     WHEREAS, in connection for Assignor's agreement to assign the Purchase Agreement to Assignee as set forth herein, Assignee desires to agree herein to
(i) reimburse Assignor for Twenty-Five Thousand Dollars ($25,000.00) of Earnest Money which Assignor has deposited pursuant to the Purchase Agreement with Hamilton Title Security, Inc. (the "Earnest Money Refund"), (ii) reimburse Assignor in the amount of Three Thousand One Hundred Fifty Dollars ($3,150.00) for costs and expenses incurred by Assignor in obtaining a minimum standard detail survey of the Real Estate (the "Survey Expense"), and (iii) reimburse Assignor for all of its other costs and expenses related to negotiating and executing the Purchase Agreement (the "General Expense Reimbursement").

     NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

     1. Assignor agrees to assign to Assignee all of its rights, title, interest, obligations and duties under the Purchase Agreement, and Assignee agrees to accept and assume all of Assignor's rights, title, interest, duties and obligations under the Purchase Agreement.

     2. In consideration of Assignor's agreement to assign to Assignee of all of its rights, title, interest, duties and obligations under the Agreement, Assignor agrees to pay to Assignor the Earnest Money Refund, the Survey Expense and the General Expense Reimbursement (collectively, the "Reimbursements").
The General Expense Reimbursement shall be an amount equal to that set forth in an itemized statement to be provided by Assignor to Assignee on or about the date upon which the closing of the sale of the Real Estate from Seller to Assignee occurs (the "Closing Date"), provided that, (i) in no event shall the General Expense Reimbursement exceed Seven Thousand Dollars ($7,000.00) and
(ii) the exact amount of the General Expense Reimbursement shall be subject to review and approval by Assignee, which approval shall not be unreasonably withheld.

     3. Assignee shall pay the Reimbursements to Assignor outside of, and separate from, the closing of the sale of the Real Estate from Seller to Assignee.

     Assignor and Assignee have executed this Agreement to Assign Contract for Purchase of Real Estate on this 7th day of January, 1994.

                            ASSIGNOR:

                            CARMEL DRIVE REALTY, INC., an Indiana corporation.

                            By:      /s/ F. RICHARD REMBUSCH

                            Printed:  F. Richard Rembusch

                            Title:Vice President

                             ASSIGNEE:

                             BANKERS NATIONAL LIFE INSURANCE COMPANY, a Texas corporation

                             By:  /s/ DONALD F. GONGAWARE
                             Printed:  Donald F. Gongaware

                             Title:President and Chief Operating Officer

                      COUNTER OFFER #  1

                   (A.M.) (P.M.)   August 17, 1993

     The undersigned hereby makes the following Counter Offer to a certain Purchase Agreement dated August 9, 1993, concerning real property commonly known as 11901 N. Meridian St. in Clay Township, Hamilton County, Carmel, Indiana between: Token Company and Charles F. Laughner as Seller(s) and Carmel Drive Realty, Inc. as Purchaser(s).

1.  Purchase price to be $1,300,000.00 dollars.

2.  Earnest money shall be $50,000.00.


All other terms and conditions of the Purchase Agreement and all previous Counter Offers shall remain in effect except as modified by this Counter Offer.

This Counter Offer # 1 is void if not accepted in writing on or before 12:00 (Midnight) on August 24, 1993.

This Agreement may be executed simultaneously or in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this document may be accomplished by electronic facsimile reproduction (FAX); if FAX delivery is utilized, the original document shall be promptly executed and/or delivered, if requested.

/s/ CHARLES F. LAUGHNER        8/17/93
- - ------------------------------ -------    ------------------------------ ------
(Seller)(Purchaser) Signature   Date      (Seller) (Purchaser) Signature  Date

     TOKEN CO. & CHARLES F. LAUGHNER
By:  Charles F. Laughner


Social Security # / Federal I.D. #         Social Security # / Federal I.D. #

                 ACCEPTANCE OF COUNTER OFFER #

The above Counter Offer #          is hereby accepted at
 (A.M.) (P.M.) (Noon) (Midnight)                            , 19        .
Receipt of a signed copy of this Counter Offer is hereby acknowledged. This Agreement may be executed simultaneously or in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this document may be accomplished by electronic facsimile reproduction (FAX); if FAX delivery is utilized, the original document shall be promptly executed and/or delivered, if requested.



- - ------------------------------  -------  -----------------------------  ------
(Seller) (Purchaser) Signature    Date   (Seller)(Purchaser) Signature   Date


Social Security # / Federal I.D. #        Social Security # / Federal I.D. #

                        COUNTER OFFER #     2

                   11:00 (A.M.)  August 23, 1993

     The undersigned hereby makes the following Counter Offer to a certain Counter Offer #1 dated August 17, 1993, concerning real property commonly known as approximated 8 acres shown on Exhibit A to Offer in Clay Township, Hamilton County, Indiana between: Token Co. as Seller(s) and Carmel Drive Realty, Inc. as Purchaser(s).

1. The Purchase Price shall be One Million Dollars ($1,000,000.00).

2. The earnest Money shall be Twenty-Five Thousand Dollars ($25,000.00), of which Five Thousand Dollars shall be deposited initially, and the remaining Twenty Thousand Dollars ($20,000.00) of which shall be deposited upon expiration of the ninety day period described in section 7.3 of the Purchase
  Agreement.

3. The date for response to the original offer was extended through August 18, 1993.

4. Token Co. is the sole owner of the Real Estate; Token Co. is an Indiana General partnership, not a corporation; Charles F. Laughner is a general partner of Token Co. and has full authority to execute documents on behalf of Token Co., and Seller agrees to promptly provide evidence of such authority upon request by Purchaser.

5. Upon full agreement of Purchaser and Seller by way of counter offers, a binding contract shall exist; however, the parties agree that upon such full agreement, the offer and counter offers shall be promptly consolidated for convenience into a single document.

All other terms and conditions of the Purchase Agreement and all previous Counter Offers shall remain in effect except as modified by this Counter Offer. This Counter Offer # 2 is void if not accepted in writing on or before 5:00 (P.M.) on August 26, 1993.

CARMEL DRIVE REALTY, INC.

/s/ F. RICHARD REMBUSCH         8/23/93
- - ------------------------------  -------   ------------------------------  ----
(Purchaser) Signature            Date     (Seller) (Purchaser) Signature  Date
F. Richard Rembusch, Vice President

Social Security # / Federal I.D. #         Social Security # / Federal I.D. #

                        ACCEPTANCE OF COUNTER OFFER
The above Counter Offer #          is hereby accepted at
 (A.M.) (P.M.) (Noon) (Midnight)                            , 19        .
Receipt of a signed copy of this Counter Offer is hereby acknowledged.
TOKEN CO.


- - ------------------------------ ------  ------------------------------  -----
(Seller) (Purchaser) Signature  Date   (Seller) (Purchaser) Signature   Date


Social Security # / Federal I.D. #      Social Security # / Federal I.D. #

                  COUNTER OFFER #  3

         1:00 (P.M.) August 25, 1993

     The undersigned hereby makes the following Counter Offer to a certain Purchase Agreement dated August 9, 1993, concerning real property commonly known as approximately 8 acres as shown on Exhibit "A" to offer in Clay Township, Hamilton County, Carmel, Indiana between: Token Company as Seller(s) and Carmel Drive Realty, Inc. as Purchaser(s).

1.  Purchase price to be $1,200,000.00

2. The earnest money shall be $25,000.00, of which $10,000.00 shall be deposited initially, and the remaining $15,000.00 of which shall be deposited upon expiration of the 90 day period described in Section
    7.3 of the purchase agreement.


All other terms and conditions of the Purchase Agreement and all previous Counter Offers shall remain in effect except as modified by this Counter
Offer.
This Counter Offer # 3 is void if not accepted in writing on or before 5:00 (P.M.) on August 30, 1993. This Agreement may be executed simultaneously or in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this document may be accomplished by electronic facsimile reproduction (FAX); if FAX delivery is utilized, the original document shall be promptly executed and/or delivered, if requested.

/s/ CHARLES F. LAUGHNER
- - ----------------------------- -----  -----------------------------  -----
(Seller) Signature            Date  (Seller)(Purchaser) Signature  Date
     TOKEN CO.
By:  Charles F. Laughner



Social Security # / Federal I.D. #    Social Security # / Federal I.D. #

                 ACCEPTANCE OF COUNTER OFFER #

The above Counter Offer #          is hereby accepted at
 (A.M.) (P.M.) (Noon) (Midnight)                            , 19        .
Receipt of a signed copy of this Counter Offer is hereby acknowledged. This Agreement may be executed simultaneously or in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this document may be accomplished by electronic facsimile reproduction (FAX); if FAX delivery is utilized, the original document shall be promptly executed and/or delivered, if requested.



- - ------------------------------ ------  ------------------------------  -----
(Seller) (Purchaser) Signature  Date   (Seller) (Purchaser) Signature   Date
CARMEL DRIVE REALTY, INC.


Social Security # / Federal I.D. #      Social Security # / Federal I.D. #

                  COUNTER OFFER # 4

         3:00 (P.M.) August 26, 1993

     The undersigned hereby makes the following Counter Offer to a certain Purchase Agreement dated August 9, 1993, concerning real property commonly known as approximately 8 acres as shown on Exhibit A to Offer in Clay Township, Hamilton County, near Carmel, Indiana between: Token Co. as Seller(s) and Carmel Drive Realty, Inc. as Purchaser(s).

1. The Purchase Price shall be One Million Seventy-Five Thousand Dollars ($1,075,000.00).

All other terms and conditions of the Purchase Agreement and all previous Counter Offers shall remain in effect except as modified by this Counter Offer.
This Counter Offer # 4 is void if not accepted in writing on or before 5:00 (P.M.) on August 30, 1993.

CARMEL DRIVE REALTY, INC.


/s/ F. RICHARD REMBUSCH        8/26/93
- - ------------------------------ -----  ------------------------------  -----
(Purchaser) Signature          Date  (Seller) (Purchaser) Signature  Date
F. Richard Rembusch
Vice President


Social Security # / Federal I.D. #     Social Security # / Federal I.D. #

                        ACCEPTANCE OF COUNTER OFFER
The above Counter Offer #          is hereby accepted at
 (A.M.) (P.M.) (Noon) (Midnight)                            , 19        .
Receipt of a signed copy of this Counter Offer is hereby acknowledged.
TOKEN CO.


- - ------------------------------  ----  ------------------------------  ----
(Seller) (Purchaser) Signature Date (Seller) (Purchaser) Signature Date Charles F. Laughner
General Partner

Social Security # / Federal I.D. #     Social Security # / Federal I.D. #

                    COUNTER OFFER #  5

           1:00 (P.M.) August 30, 1993
    The undersigned hereby makes the following Counter Offer to a certain Purchase Agreement dated August 9, 1993, concerning real property commonly known as approximately 8 acres as shown on Exhibit "A" in Clay Township, Hamilton County, near Carmel, Indiana between: Token Co. as Seller(s) and Carmel Drive Realty, Inc. as Purchaser(s).


1. The Purchase price shall be one million one hundred fifty thousand dollars and 00/100. ($1,150,000.00)

All other terms and conditions of the Purchase Agreement and all previous Counter Offers shall remain in effect except as modified by this Counter Offer.
This Counter Offer # 5 is void if not accepted in writing on or before 5:00 (P.M.) on September 2, 1993.
This Agreement may be executed simultaneously or in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this document may be accomplished by electronic facsimile reproduction (FAX); if FAX delivery is utilized, the original document shall be promptly executed and/or delivered, if requested.


/s/ CHARLES F. LAUGHNER     Aug. 30/93
- - ----------------------------- -----  ------------------------------  ------
(Seller) Signature            Date  (Seller) (Purchaser) Signature   Date
     Token Co.
By:  Charles F. Laughner



Social Security # / Federal I.D. #   Social Security # / Federal I.D. #

                 ACCEPTANCE OF COUNTER OFFER #

The above Counter Offer #          is hereby accepted at
 (A.M.) (P.M.) (Noon) (Midnight)                            , 19        .
Receipt of a signed copy of this Counter Offer is hereby acknowledged. This Agreement may be executed simultaneously or in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this document may be accomplished by electronic facsimile reproduction (FAX); if FAX delivery is utilized, the original document shall be promptly executed and/or delivered, if requested.




(Purchaser) Signature           Date  (Seller)(Purchaser) Signature  Date
 F. Richard Rembusch, Vice President


Social Security # / Federal I.D. #     Social Security # / Federal I.D. #

                    COUNTER OFFER # 6

         4:00 (P.M.) September 2, 1993

     The undersigned hereby makes the following Counter Offer to a certain Purchase Agreement dated August 9, 1993, concerning real property commonly known as approximately 8 acres as shown on Exhibit A to Offer in Clay Township, Hamilton County, near Carmel, Indiana between: Token Co. as Seller(s) and Carmel Drive Realty, Inc. as Purchaser(s).

The Purchase Price shall be One Million One Hundred Thousand Dollars ($1,100,000.00).


All other terms and conditions of the Purchase Agreement and all previous Counter Offers shall remain in effect except as modified by this Counter Offer.
This Counter Offer # 6 is void if not accepted in writing on or before 5:00 (P.M.) on September 3, 1993.
CARMEL DRIVE REALTY, INC.


/s/ F. RICHARD REMBUSCH      9/2/93
- - ----------------------------  ----  -----------------------------  -----
(Purchaser) Signature         Date  (Seller)(Purchaser) Signature  Date
F. Richard Rembusch
Vice President


Social Security # / Federal I.D. #   Social Security # / Federal I.D. #

                        ACCEPTANCE OF COUNTER OFFER
The above Counter Offer #    6     is hereby accepted at   3:00
 (A.M.) (P.M.) (Noon) (Midnight)  September 3               , 1993      .
Receipt of a signed copy of this Counter Offer is hereby acknowledged.
TOKEN CO.

/s/ CHARLES F. LAUGHNER        9/3/93
- - ------------------------------  ----  ------------------------------  -----
(Seller) Signature              Date  (Seller) (Purchaser) Signature  Date
Charles F. Laughner
General Partner


Social Security # / Federal I.D. #     Social Security # / Federal I.D. #

               CONTRACT FOR PURCHASE OF REAL ESTATE

                 Offer to Purchase Real Estate

     Carmel Drive Realty, Inc. or its assignee ("Purchaser"), hereby offers to purchase from TOKEN COMPANY, INC. and CHARLES F. LAUGHNER (collectively "Seller"), all of that certain real estate owned by Seller, and located on the west side of Pennsylvania Street north of and adjacent to property owned by Meridian Mile Associates, L.P., in Hamilton County, Indiana, as depicted on Exhibit A hereto, consisting of approximately 8 acres (the legal description of which real estate will be subject to precise determination by survey as provided in Section 7.1 below), together with all rights pertaining thereto, (all referred to as the "Real Estate"), for Nine Hundred Fifty Thousand Dollars ($950,000) (the "Purchase Price"), subject to the following terms and conditions:

      1. Earnest Money Deposit. Immediately upon acceptance of this offer by Seller, Purchaser shall deposit Five Thousand Dollars ($5,000) (the "Earnest Money") with Hamilton Title Security, Inc. PURCHASER SHALL FORFEIT THE EARNEST MONEY TO SELLER IF PURCHASER FAILS OR REFUSES TO PERFORM ITS OBLIGATIONS HEREIN SPECIFIED AND ALL CONDITIONS AND REQUIREMENTS OF THIS CONTRACT HAVE BEEN SATISFIED. Such forfeiture of Earnest Money shall constitute liquidated damages and shall be Seller's sole remedy at law or in equity. The Earnest Money otherwise shall be refunded or forfeited in accordance with the terms contained in this Offer, and if all of the terms and conditions of this Offer are satisfied or waived and the transaction is closed, the Earnest Money shall be applied to the Purchase Price.

      2. Payment of Purchase Price. On closing this transaction, the Purchaser shall pay the full Purchase Price to Seller in cash.

      3. Closing Date. Subject to all other terms and conditions set forth in this Contract, the transaction shall be closed on or before thirty
(30) days after the expiration of the ninety day period referred to in Section
7.3 (the "Closing Date").

      4. Closing Documents. At closing, Seller shall deliver: (a) a fully executed general Warranty Deed conveying to Purchaser title to the Real Estate and improvements thereon subject only to the lien for non-delinquent assessments and real estate taxes, and to Permitted Exceptions (as defined in Section 7.2); (b) a vendor's affidavit in form and substance reasonably satisfactory to Purchaser; (c) the unconditional written agreement by the Title Insurer (as defined in Section 7.2) to issue pursuant to the Title Commitment (as defined in Section 7.2) a final title policy insuring fee simple title to the Real Estate in Purchaser subject only to the lien for non-delinquent taxes and assessments and the Permitted Exceptions (as defined in Section 7.2); and
(d) such other documents as are required by law in connection with the sale of real estate in Indiana.

      5. Date of Possession. Possession of the Real Estate shall be delivered to Purchaser on or before the Closing Date, subject only to the rights of tenants, if any, approved by Purchaser. Rents, if any, shall be prorated to the Closing Date.

      6. Taxes and Assessments. Purchaser shall assume and agree to pay all installments of real estate taxes due and payable in May, 1994 and thereafter, and all assessments for municipal improvements becoming a lien after the Closing Date.

      7. Conditions of Performance. Purchaser's obligations hereunder are subject to the timely and complete satisfaction of the following conditions, unless waived in writing by Purchaser:

          7.1 Survey. Purchaser shall obtain a staked survey of the Real Estate satisfactory to Purchaser, conforming to the Minimum Standards for an Indiana Land Title Survey, certified as of a current date by a registered Indiana land surveyor of Purchaser's choice. The survey shall establish the precise legal description of the Real Estate and that the net acreage of the Real Estate is not less than 7.8 acres. The Purchaser shall pay the cost and expense of the survey and shall receive a credit against the Purchase Price in the amount of such cost and expense but not more than Two Thousand Dollars ($2,000).

          7.2 Title Insurance. Purchaser, at Seller's cost and expense, shall obtain a title insurance commitment (the "Title Commitment") for the Real Estate issued by a title insurance company selected by Purchaser (the "Title Insurer"), in which commitment the Title Insurer shall agree to insure for the full amount of the Purchase Price merchantable and marketable title to the Real Estate in the name of the Purchaser with such endorsements as Purchaser shall reasonably require, free of all exceptions (including without limitation, the standard exceptions), except only (i) the lien of taxes and assessments, if any, that Purchaser has agreed to pay, (ii) such other exceptions shown thereon to which Purchaser does not object in writing within ten (10) days after receipt thereof (the "Permitted Exceptions"), and (iii) any existing mortgage lien which shall be released at closing.

          7.3 Development. Within ninety (90) days after complete agreement between Purchaser and Seller as to this Contract, Purchaser, at Purchaser's cost and expense, shall have determined and satisfied itself that:
(a) the Real Estate is an acceptable site for Purchaser's prospective tenant;
(b) the Real Estate does not contain any subterranean or other soil defects or conditions which would impair or adversely affect Purchaser's intended use and development or require extraordinary or unusually costly development techniques or measures; (c) the storm drainage water retention requirement for the real estate will not significantly interfere with Purchaser's intended use and development of the Real Estate, and an outlet pipe is available near the property line of sufficient size and ready accessibility to accommodate storm drainage runoff from the Real Estate; (d) the Real Estate is free of any environmental defects or hindrances to its use or development; and (e) the Real Estate is in all other respects suitable for and will support and permit Purchaser's intended use and development.

      8. Seller's Representations and Warranties. Seller hereby represents and warrants to Purchaser (and shall be deemed to represent and warrant on the Closing Date) that: (a) there is no condemnation or similar proceeding which is pending or, to Seller's knowledge, threatened against the Real Estate or any part thereof; (b) Seller has not received any notification from any governmental agency, authority or instrumentality of any pending or threatened assessments on or against the Real Estate for the cost of public improvements to be made with respect to the Real Estate or any part thereof;
(c) Seller will not permit any lien or other encumbrance to attach to or affect the Real Estate and improvements thereon after the acceptance of this Offer, except for the lien of non-delinquent real estate taxes and any existing mortgage lien to be released at closing; (d) to the best of Seller's knowledge, there are no underground fuel, chemical or other storage tanks located in the Real Estate; and (e) to the best of Seller's knowledge, the Real Estate has not been used for the treatment, storage or disposal of or otherwise contaminated by any hazardous or special wastes, substances, materials, constituents, pollutants or contaminates (as defined by federal, state or local laws, statutes, ordinances, rules or regulations).

      9. Nonperformance. In the event that one or more of the conditions set forth in Section 7 are not timely and completely satisfied, Purchaser may cancel this Contract and all of its obligations hereunder by written notice to Seller, in which event the Earnest Money shall be immediately refunded to Purchaser.

     10. Damage and Condemnation. If the Real Estate shall be damaged, destroyed or condemned, in whole or in part, or if any notice of condemnation shall be given at any time after acceptance of this Offer, Purchaser, at its sole option, may (a) cancel the Contract or (b) proceed with closing, in which event Purchaser may apply the proceeds of any condemnation award or insurance policy to reduce the Purchase Price. If Purchaser elects to cancel this Contract for such cause, the Earnest Money shall be immediately refunded to Purchaser.

     11. Inspection; Review of Documents. (a) Purchaser shall have the right to enter upon the Real Estate and conduct all tests and examinations which Purchaser reasonably deems necessary. In the event Purchaser conducts tests and/or examinations of the Real Estate and changes its present condition and provided further that Purchaser fails or refuses to close this purchase, Purchaser shall return the Real Estate to its original condition; (b) Seller shall furnish to Purchaser, within ten (10) days after acceptance of this Contract, copies of any and all material agreements and written instruments not of record and in Seller's possession that are binding upon the Real Estate or the owner thereof.

     12. Notices. All notices shall be deemed delivered to Seller when deposited in the U.S. mail, addressed to Seller c/o Walter B. Freihofer, 5745 Broadway, Indianapolis, Indiana 46220 (or such other address as Seller may designate to Purchaser in writing) and to Purchaser when so deposited and addressed to Purchaser c/o Browning Investments, Inc., 11550 North Meridian Street, Suite 150, Carmel, Indiana 46032.

     13. Specific Performance. Seller agrees that money damages is not an adequate remedy for breach of this Contract by Seller, and, in addition to any other remedies available to Purchaser, in the event of a breach by Seller, Purchaser shall be entitled to the remedy of specific performance to enforce the terms hereof.

     14. Brokers. Purchaser represents and warrants that no fee, commission or similar compensation will be payable by Purchaser or Seller to any broker or other person in connection with this transaction on account of any agreement or action of Purchaser, except for the aggregate commission of six percent (6%) of the Purchase Price to be paid at closing by Seller from the proceeds of the transaction with one-half of said commission to Walter B. Freihofer as listing broker and the other half of said commission to Browning Investments, Inc. as selling broker.

     15. Assignment. On or before the Closing Date, Purchaser shall have the right to assign or transfer all or any portion of its rights under the Contract to any assignee of Purchaser; provided, however, that Purchaser shall remain obligated to fulfill the terms and conditions of the Contract.

     16. Survival and Indemnity. All representations, warranties and agreements contained in this Contract shall survive the closing, and Seller and Purchaser shall each indemnify and hold the other harmless from and against all costs and damages (including attorneys' fees and court costs) incurred as a result of any breach of any representation or warranty.

     17. Construction. The terms and provisions of this Contract shall be governed and construed in accordance with the laws of the State of Indiana. The captions and section numbers shall not be considered in any way to affect the interpretation of this Contract. This Contract shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, and personal representatives. This Contract is the final expression of the complete and exclusive agreement between Seller and Purchaser. The term "Contract" as used herein means the contract arising between the parties or the terms of this Offer following acceptance by Seller.

     18. Authority. The individuals executing this Offer represent and warrant that they have been and are fully authorized and empowered to execute this Offer on behalf of the person or entity on whose behalf they are signing.

     19. Memorandum of Contract. Upon request by Purchaser, Seller shall execute and deliver to Purchaser duplicate originals of a memorandum of this Contract, in recordable form, satisfactory to Purchaser in its sole discretion; however, such memorandum shall not disclose the Purchase Price.

     20. Facsimile. Facsimile copies signed by Purchaser or Seller and transmitted by one to the other shall be binding on the parties as if they were original documents. Nevertheless, whenever any document is signed and transmitted by facsimile, the transmitting party shall promptly thereafter provide the receiving party with the original signed document.

     21. Duration of Offer. This Offer shall expire if written acceptance endorsed herein is not delivered to Purchaser at the address specified in Section 12 on or before 5:00 p.m. August 11, 1993.

     This Offer to Purchase is hereby executed this 9th day of August, 1993, as to Purchaser.

     PURCHASER:

     Carmel Drive Realty, Inc.


     By:/s/ F. RICHARD REMBUSCH
        ________________________________

     Printed Name:  F. Richard Rembusch

       Title:  Vice President

ACCEPTANCE OF OFFER



     Seller hereby accepts the foregoing Offer on this _____ day of _______________, 1993. Seller represents and warrants that no fee, commission or similar compensation will be payable by Seller or Purchaser to any broker or other person in connection with this transaction on account of any agreement or action of Seller, except as provided in section 14 hereof.

     SELLER:

     TOKEN COMPANY, INC.


     By:________________________________
          Edward F. Karsch
          President


     CHARLES F. LAUGHNER




     By:________________________________
          Charles F. Laughner